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                                                                       Exhibit 8

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                                                            SAN FRANCISCO OFFICE
                                                     44 MONTGOMERY STREET, SUITE
                                                                 2950

                                                       SAN FRANCISCO, CALIFORNIA
                                                                           94104
                                                        TELEPHONE (415) 765-9180
                                                        FACSIMILE (415) 765-9187


                                  May 30, 2002

Fidelity National Information Solutions, Inc.
4050 Calle Real
Santa Barbara, CA  93110

Ladies and Gentlemen:

         We have acted as counsel for Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS"), in connection with the exchange offer (the "Offer") described in the Registration Statement on Form S-4 filed by FNIS with the Securities and Exchange Commission (the "Registration Statement"). The Offer is an offer by FNIS to exchange common stock of FNIS (the "FNIS Common Stock") for all of the issued and outstanding shares of Micro General Corporation, a Delaware corporation ("MGEN," and such shares, the "MGEN Common Stock"). Following the Offer, FNIS intends to merge a direct wholly owned subsidiary of FNIS ("Merger Sub") with and into MGEN (the "Merger," and together with the Offer, the "Transaction"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in (i) the Registration Statement, and (ii) such other documents pertaining to the Transaction as we have deemed necessary or appropriate. We have also received and relied upon a certificate of officer of FNIS (the "Officer's Certificate") with respect to certain written statements and representations of FNIS and Merger Sub dated the date hereof, and we have assumed that such statements and representations will be complete and accurate as of the consummation of the Offer (the "Effective Time") and the Merger (the "Closing Date"). In addition, we have relied upon certain statements, representations and covenants contained in the Registration Statement. We have assumed the representations referred to in this letter remain accurate in all respects that are material to this opinion at all relevant times and we have made no investigation or inquiry whatsoever with respect to the accuracy of any such representations. Any variance of the actual facts or the representations contained within the Officer's Certificate could materially affect our opinion as expressed herein and possibly render it wholly or partially inapplicable.

         In connection with rendering this opinion, we have also assumed (without any independent investigation) that (i) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time and the Closing Date) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof; (ii) any statement made in any of the documents referred to herein as being "to the best of the knowledge" of any person or party, is correct without
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Fidelity National Information Solutions, Inc.
May 30, 2002
Page Two

such qualification; (iii) all statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations; (iv) the Merger will be consummated as soon as practicable following the Effective Time, (v) the Merger will be reported by FNIS and MGEN on their respective federal income tax returns in a manner consistent with the opinion set forth below; and (vi) the Offer and Merger will be conducted as described in the Registration Statement.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we confirm our opinion set forth in the second paragraph under the heading "Material Federal Income Tax Consequences" in the Registration Statement.

         This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion does not address any other federal, state, local or foreign tax consequences that may result from the transaction or any other transaction (including any transaction undertaken in connection therewith).

         No opinion is expressed as to any transaction other than the transaction as described in the Registration Statement. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
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Fidelity National Information Solutions, Inc.
May 30, 2002
Page Three

         This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any person other than the addressee, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Material Federal Income Tax Consequences" in the Registration Statement.

                                        Very truly yours,



                                    /s/ STRADLING YOCCA CARLSON & RAUTH
                                    ------------------------------------
                                    STRADLING YOCCA CARLSON & RAUTH
                                    a Professional Corporation